UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2018

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 033-33263-NY

NEVADA	16-0383696
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification Number)

30191 Avenida de Las Banderas Ste B Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip code)

(800) 605-3580

Registrant’s telephone number including area code

China Grand Resorts Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 8, 2018 the Company entered into a revolving Line of Credit Agreement (the “Agreement”) with Bass Point Capital LLC, a Massachusetts limited liability company (the “Lender”) in an amount of up to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). The Agreement provides a framework for us to request advances under against the line of credit which request will be evaluated and accepted or declined by the Lender on a case by case basis. The Lender is not under any obligation to honor any request for an advance against the line of credit. As of the date of this current report, we have not made any request for an advance of funds from the Lender.

The Lender is affiliated with Altar Rock Capital, holder of a warrant to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.001 per share and, further, a holder of a convertible debenture dated December 1, 2017, in the principal amount of $100,000 which is convertible into our common stock at $0.20 per share.

The foregoing is a summary only of the material terms of the Agreement and accompanying promissory note and not a complete description of their contents. The Agreement is filed as Exhibit 10.1 hereto and should be reviewed in its entirety for additional information.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Exhibit No.	Exhibit

10.1	Line of Credit Agreement dated November 8, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSAM CORPORATION

Dated: November 9, 2018	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

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